Exhibit 3.10

CERTIFICATE OF TRUST

OF

GOAL CAPITAL FUNDING TRUST

This Certificate of Trust of Goal Capital Funding Trust (the “Trust”) is being duly executed and filed by Wilmington Trust Company, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name: The name of the statutory trust formed hereby is Goal Capital Funding Trust.

2. Delaware Trustee: The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3. Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as owner trustee

By:	/S/ Christopher J. Monigle
Name: Christopher J. Monigle
Title: Assistant Vice President

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